Security Agreement and Assignment for Equipment Lease

THIS AGREEMENT (the “Agreement”) is entered into the 14th__ day of __ August_____________ 2009 between ACC CAPITAL CORPORATION , a Utah corporation (“ACC ”) and BROADCAST INTERNATIONAL, INC., a Utah corporation (“Broadcast ”). Each capitalized term that is used in this Agreement shall have the meaning for the term that is set forth on the page indicated in the index that is attached at the end of this Agreement.

Recitals:

A.

Equipment Lease. On or about the date of this Agreement, ACC and Broadcast have entered into Master Lease Agreement no. BC0709, equipment schedule no. 1 dated 29 July 2009 and accompanying lease documents (collectively the " Equipment Lease") covering certain telecommunications equipment (the "Equipment") manufactured by Broadcast, whereby Broadcast is obligated to make to ACC monthly payments (the " Monthly Lease Payments") and, if applicable, an early buyout payment (the "Early Buyout Payment'). The Monthly Lease Payments, the Early Buyout Payment and all other payments due to ACC under the Equipment Lease shall be referred to herein as the " Equipment Lease Payments."

B.

SOW. Broadcast provides certain services to Bank of America, N.A., a national banking association (" BANA") under General Services Agreement (#CW88358) dated 22 October 2008 (the "Master Agreement"). On or about 31 July 2009, Broadcast and BANA entered into a Statement of Work (the " SOW") under the Master Agreement, whereby: (1) Broadcast will install and service the Equipment at various BANA sites; (2) BANA agrees to make monthly payments (the " BANA Monthly Payments") to Broadcast through a lock-box bank account, as more particularly set forth on Exhibit _ A__ hereto (the "Bank Account") ; and (3) upon termination of the SOW prior to its scheduled term or a cessation of BANA Monthly Payments, BANA is required to purchase the Equipment from Broadcast by paying Broadcast a " Termination Fee" that is described in the SOW. The BANA Monthly Payments, the Termination Fee, rights under the Bank Account and all other payments due to Broadcast under the SOW shall be referred to herein as the " BANA Payments."

C.

Funding for Equipment. As a condition of entering into the Equipment Lease and obtaining funding to purchase the Equipment from Broadcast's manufacturing division for lease to Broadcast, ACC requires that Broadcast collateralize its obligations to ACC under the Equipment Lease by assigning to ACC the BANA Payments and certain other rights of Broadcast under the SOW. To provide the funding, ACC will be obtaining financing, directly or indirectly, from another party or parties, including Hitachi Capital America Corp. (collectively the “ Assignee”), and in connection therewith ACC will be assigning to Assignee ACC's rights under the Equipment Lease and this Agreement and in the Equipment.

Agreement:

NOW, THEREFORE , for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1
Closing

1.1

Documents. Two business days (the “Closing Date”) after ACC gives Broadcast written notice of closing, Broadcast shall execute and deliver the following documents to ACC, each in a form that is prepared by ACC and that is reasonably acceptable to Broadcast: (a) a notice of assignment (the “ Assignment Notice”), pursuant to which: (i) BANA is notified of Broadcast’s assignment to ACC of Broadcast's rights under the SOW, including the BANA Payments; (ii) Broadcast requests BANA to pay the BANA Payments to ACC (or to Assignee, if so directed by ACC); and (iii) BANA acknowledges the assignment in writing; (b) a certificate from Broadcast confirming the incumbency and authorization of the officers who execute the Equipment Lease and this Agreement; (c) certificates from secretaries or assistant secretaries of BANA or other evidence confirming the incumbency and authorization of the officers who executed the SOW; and (d) an original of the SOW.

1.2

Equipment Purchase. On the Closing Date, ACC shall pay to Broadcast, as the seller of the Equipment, the amount of $4,113,090.00 (the " Equipment Purchase Price"). Broadcast shall transfer title to the Equipment to ACC by bill of sale with warranties: (a) that Broadcast owns the Equipment; (b) that the Equipment is free and clear of security interests, liens and encumbrances; and (c) of merchantability and other warranties typically given by Broadcast to its customers. ACC may withhold from the Equipment Purchase Price (and reimburse to ACC) any Lease Expenses incurred by ACC (but not reimbursed by Broadcast) as of the Closing Date and a reasonable reserve to cover Lease Expenses that might be incurred on or after the Closing Date.  Broadcast agrees that any such deduction shall not affect the transfer of title to the Equipment to ACC and payment of the amounts contemplated hereby, less any deduction, shall constitute payment, in full, of the purchase price for the Equipment.

Article 2
Payments

As described in section 3.4, BANA shall pay the BANA Payments directly to ACC (or to Assignee, if so directed by Assignee) through the Bank Account, which shall be applied as set forth in section 3.6.  Except to the extent BANA may prepay the BANA payments pursuant to the terms of the SOW, Broadcast may not prepay the Monthly Lease Payments without ACC’s advance written consent.

Article 3
Security Interest

3.1.

Granting Clause. Broadcast hereby grants to ACC a first priority security interest (“Security Interest”) in, and agrees that ACC has and shall continue to have a Security Interest in, all of Broadcast’s right, title and interest in the following collateral (collectively the “ Collateral”), whether now owned or held or hereafter acquired and wherever located, together with: (a) any and all substitutions, replacements, additions, attachments, accessions and proceeds to, for, arising out of and of the same; (b) all accounts, contract rights, general intangibles, payment intangibles, instruments, monies, payments and all other rights arising out of a sale, lease or other disposition of the same; (c) all proceeds (including insurance proceeds) from the sale or other disposition of the same; (d) all records relating to the same, whether in the form of a writing, electronic media or otherwise; and (e) any other property to which Broadcast becomes entitled by reason of Broadcast’s ownership of the same  (in the following paragraph the term secured party shall refer to ACC and its assignees):

Security Agreement and Assignment

ACC Capital--Broadcast International

All rights of Broadcast International, Inc. ("Broadcast") under or arising out of a Statement of Work (the "SOW") that: (i) is dated 31 July 2009, (ii) is signed by Broadcast and Bank of America, N.A. ("BANA"), (iii) is issued under General Services Agreement (#CW88358) dated 22 October 2008 between BANA and Broadcast and (iv)covers telecommunications equipment (the "Equipment"), whether the same are characterized as accounts, general intangibles, payment intangibles, contract rights, receivables, instruments, chattel paper or otherwise, and including, but not limited to: (a) Broadcast’s rights to receive monthly payments from BANA under the SOW, any "Termination Fee" payable under the SOW (as proceeds from Broadcast's sale of the Equipment to BANA pursuant to the SOW) and all other payments that are now or hereafter due from BANA to Broadcast under the SOW; and (b) all amendments, replacements, modifications, supplements and/or substitutes to or of the SOW, whether or not authorized by secured party or its assignee ; provided, however, that the foregoing provisions shall not be construed in any way to constitute authorization by secured party or its assignee to Broadcast to make any such modifications.

3.2.

Obligations Secured. Broadcast grants the Security Interest to secure the following obligations (the “ Obligations”), which Broadcast hereby undertakes to perform in favor of ACC:

3.2.1.

Lease Obligations. To pay ACC all Equipment Lease Payments in full and to satisfy all of Broadcast's other obligations to ACC under the Equipment Lease. For the avoidance of doubt, the Early Buyout Payment shall become due and payable under the Equipment Lease immediately upon the occurrence of an Event of Default hereunder or if BANA is obligated to pay the Termination Fee under the SOW for any reason, without the necessity of any notice being given to Broadcast.

3.2.2.

Agreement Obligations. To satisfy all obligations of Broadcast under this Agreement.

3.2.3.

Advances, etc. To repay to ACC all amounts advanced by ACC on behalf of Broadcast including, without limitation, advances: (a) described in section 6.2; (b) for payments to prior secured parties or lienors; and (c) for taxes, levies, insurance, rent, repairs to or maintenance of any of the Collateral; provided, however, that ACC shall not have any obligation to make the advances.

3.2.4.

Lease Expenses. To reimburse ACC, on demand, for all of ACC’s expenses and costs in connection with the Equipment Lease and the SOW (the “ Lease Expenses”), including all filing fees and the reasonable fees and expenses of ACC’s counsel, in connection with the preparation, administration, amendment, modification or enforcement of the Equipment Lease, the Master Agreement, the SOW, this Agreement and related documents (collectively the " Key Documents").

3.2.5.

Extensions, etc. Any extensions, renewals or modifications of, or additional advances under, this Agreement or the Equipment Lease regardless of the extent of or the subject matter of any such extension, renewal, modification or additional advance.

3.2.6.

Future Advances. Any and all future advances by ACC to Broadcast under other instruments and agreements that recite that they are secured by this Agreement.

3.3.

Further Actions. Broadcast authorizes ACC to file one or more financing statements, supplements and amendments thereto and continuation statements covering the Collateral. Broadcast shall

Security Agreement and Assignment

ACC Capital--Broadcast International

execute and deliver to ACC any other instruments or documents that ACC may from time to time reasonably require to preserve, protect, perfect, extend and/or enforce the Security Interest or its priority. Broadcast shall pay all costs of filing the statements or instruments. So long as any material Event of Default is outstanding, ACC shall automatically be constituted as Broadcast’s attorney-in-fact for the purpose of protecting, perfecting, extending or enforcing the Security Interest. Broadcast hereby consents to ACC’s actions as such attorney-in-fact and hereby authorizes ACC to execute and deliver in Broadcast’s name such instruments as may be reasonably required to protect, perfect, extend or enforce the Security Interest. Broadcast shall defend ACC’s rights in the Collateral against the claims and demands of any other parties.

3.4.

Assignment of Payments. In addition to, but not in replacement of, the foregoing provisions of this article, Broadcast hereby assigns to ACC the right to receive the BANA Payments, subject to the following terms and conditions:

3.4.1.

BANA Payments. Until the Equipment Lease is paid in full, all BANA Payments, including the Termination Fee, shall be paid by BANA directly to ACC (or to Assignee, if so directed by Assignee) through the Bank Account as contemplated by the SOW. ACC shall apply Monthly BANA Payments received from BANA toward the Monthly Lease Payments and shall apply the Termination Fee toward the Early Buyout Payment, all pursuant to and subject to section 3.6.

3.4.2.

Remittance of Excess Payments. Once all of the Obligations that are then currently due have been satisfied in full and so long as no material Event of Default is then outstanding, ACC or Assignee shall remit to Broadcast the remaining balance of any BANA Payments that have been paid into the Bank Account to or for the benefit of ACC or Assignee, including, but not limited to, the balance of any Termination Fee. ACC or Assignee shall make each such required remittance within 20 days after receiving the BANA Payments.

3.4.3

Bank Account. The parties shall take all actions necessary to transfer control of the Bank Account to Assignee.

In illustration of the foregoing, the parties contemplate that: (a) the BANA Monthly Payments payable to the Bank Account shall be at least $186,214.00 per month (derived by multiplying 1,981 BANA sites by ($80.00 + $14.00)); and (b) so long as no Event of Default is outstanding: (i) initially ACC shall retain $150,791.73 of the BANA Monthly Payment to apply against the Monthly Lease Payments pursuant to and subject to section 3.6; and (ii) ACC shall remit the balance of the BANA Monthly Payment (i.e., initially at least $35,494.27) to Broadcast from the Bank Account pursuant to section 3.4.2 (if an Event of Default is outstanding, then BANA Payments shall be applied against the Obligations as described in sections 3.4.1 and 3.6).

3.5.

Exercise of Rights under SOW. Until the Obligations have been satisfied in full, Broadcast assigns to ACC, and ACC may exercise, any or all of Broadcast’s rights under the SOW, which exercise may be either in lieu of or in conjunction with, Broadcast, as directed by ACC from time to time, including, without limitation, taking the following actions:

3.5.1.

Collateral Assignment Rights. ACC may exercise all of Broadcast’s rights under the "Statement of Work Termination" section of the SOW (the " SOW Assignment Section"), either in Broadcast’s name or in ACC’s name.

3.5.2 .

Account Collateral. As to that portion of the Collateral that consists of accounts, receivables, payment intangibles, instruments, contract rights or chattel paper (collectively the “ Account

Security Agreement and Assignment

ACC Capital--Broadcast International

Collateral”), Broadcast irrevocably appoints ACC as Broadcast’s agent and attorney-in-fact to collect, enforce, compromise, release and generally exercise all of Broadcast’s rights and remedies in respect of the Account Collateral or any proceeds thereof, and to indorse any checks or other items of payments in respect of the Account Collateral that come into ACC’s possession or control (including any payments made to the Bank Account), in any case either in the name of Broadcast or in the name of ACC (these rights are effective immediately as to the BANA Payments and shall be effective as to all other Account Collateral so long as any material Event of Default is outstanding). ACC shall have the right to substitute Assignee as attorney-in-fact pursuant to the foregoing appointment.

3.5.3.

Authorization. ACC may deal directly with BANA to enforce the foregoing rights, and Broadcast waives any claims or defenses of interference with Broadcast’s contractual relationship with BANA in connection therewith.

Notwithstanding the foregoing, nothing contained in this Agreement shall obligate ACC to perform any of Broadcast’s obligations under the SOW.

3.6

Application of Payments. ACC shall apply any BANA Payments that it receives toward satisfaction of Broadcast's obligations under the Equipment Lease in the following order of priority: (a) first to the repayment of any Lease Expenses; (b) next to any advances made by ACC pursuant to section 6.2 or otherwise; (c) next to Monthly Lease Payments then due; and (d) finally to the Early Buyout Payment, if it is then due.

3.7

Transfer of Equipment. If ACC receives the Termination Fee from BANA, then ACC shall transfer the Equipment to Broadcast as described more fully in the Equipment Lease, thereby enabling Broadcast immediately to transfer the Equipment to BANA pursuant to the SOW.

Article 4
Broadcast’s Covenants, Representations and Warranties

4.1.

SOW. Broadcast shall comply with and perform all of its obligations under the SOW, including, but not limited to, submitting any necessary invoices to BANA for all BANA Payments that are due (in each invoice that Broadcast submits to BANA for a BANA Payment, Broadcast shall indicate that remittance is to be made to ACC, or to Assignee, if ACC so directs, through the Bank Account). ACC, or Assignee, as the case may be, shall be entitled to receive and/or collect BANA Payments whether or not an invoice has been submitted therefor. Broadcast shall not modify, amend, waive, replace or substitute any provisions of the SOW, including the SOW Assignment Section, or exercise or fail to exercise any material consent rights thereunder without ACC’s prior written consent. Broadcast shall not terminate or cancel the SOW without ACC's prior written consent.

4.2 .

No Sale or Encumbrance. Without ACC’s prior written consent, Broadcast shall not sell, lease, offer to sell or lease, transfer or otherwise dispose of the Collateral. Broadcast shall hold all proceeds from any disposition of the Collateral (for whatever reason), including, without limitation, the Termination Fee, in trust for ACC and shall not commingle the proceeds with any other funds; provided, however, that this requirement shall not constitute ACC’s consent to any sale or other disposition and shall not modify the requirement that the Termination Fee be paid directly to ACC as contemplated by the SOW and the Assignment Notice. If Broadcast receives any proceeds with respect to the SOW, then Broadcast shall remit the proceeds to ACC immediately. Broadcast shall not further encumber, or grant a security interest in, any of the Collateral. Unless ACC gives its prior written consent, Broadcast shall keep the Collateral free from all liens (whether voluntary or involuntary), claims, demands, encumbrances and security interests whatsoever other than those evidenced by this Agreement; this includes security

Security Agreement and Assignment

ACC Capital--Broadcast International

interests even if junior in priority to the Security Interest. Any security interests consented to by ACC shall be junior and subordinate to the Security Interest, and all right, title and interest of Broadcast in and to the Collateral and any payments with respect thereto remaining to be paid are and shall be expressly subject and subordinate to all of the right, security, title and interest of ACC therein. Without ACC’s prior written consent and without limiting the foregoing, Broadcast shall not authorize any financing statements to be filed and shall not execute any other instruments or security agreements covering or burdening the Collateral in favor of anyone other than ACC. Without limiting the generality of the foregoing, on or before the Closing Date, Broadcast shall obtain releases of any security interests that encumber the Collateral or the Equipment and that are in favor of Broadcast's current other lenders, and Broadcast shall cause Uniform Commercial Code financing statement amendments to be filed with the Utah Division of Corporations and Commercial Code, whereby any security interests covering the Collateral and the Equipment are terminated.

4.3.

Payments, Taxes, Fees, Charges and Lease Expenses. Broadcast shall hold in trust and shall forthwith pay over to ACC any monies due or to become due under the SOW, subject to section 3.4.2, or otherwise assigned to ACC that Broadcast receives from any person. At its expense, Broadcast shall, in the event of a default in payment of any amounts due under the SOW, use its commercially reasonable best efforts promptly to collect for and on behalf of ACC, subject to section 3.4.2, such amounts, and to cooperate fully with ACC in connection with the collection of such amounts.  Broadcast shall pay or cause to be paid, all taxes relating to the Collateral, the Equipment and the lease or use thereof, including, without limitation any sale, use, personal property, documentary, stamp or other tax of any kind imposed upon or assessed against the same.

4.4.

Business. Without ACC’s prior written consent, Broadcast: (a) shall not change its state of organization to a place other than Utah or change its place of business or its chief executive office to a location outside of the state of Utah; (b) shall not change its name; (c) shall not dissolve, liquidate, change its form to another entity or recapitalize; (d) merge with another entity; (e) suffer a transfer involving fifty percent (50%) or more of any class of its stock; or (f) transfer all or substantially all of its assets. . Broadcast will give ACC and its representatives access to all records, files, databases and information covering the SOW, the BANA Payments and the Equipment Lease Payments, and will permit such representatives to inspect, to audit and to make copies and extracts from these materials.

4.5.

Representations and Warranties. Broadcast hereby makes the following representations and warranties for the benefit of ACC and its successors, assigns and legal representatives and warrants that they are true as of the date of this Agreement. Broadcast covenants that the representations and warranties shall also be true as of the Closing Date. The representations and warranties are as follows:

4.5.1.

Status and Consents. Broadcast has been duly formed as a corporation (and is in good standing) under the laws of Utah. All necessary approvals, authorizations and consents (including, without limitation, consents, if any, that are required under Broadcast’s articles of incorporation, bylaws and resolutions) have been obtained in connection with Broadcast’s entering into this Agreement, the Key Documents and carrying out its obligations hereunder and under the Key Documents. No other consents are required for Broadcast to perform its obligations hereunder or under the Key Documents.   This Agreement and all other agreements herein contemplated to be executed in connection herewith by Broadcast and each of the Key Documents have been (or upon execution will have been) duly executed and delivered by Broadcast and constitute (or upon execution will constitute) legal, valid and binding obligations of Broadcast , enforceable against Broadcast in accordance with their terms.

Security Agreement and Assignment

ACC Capital--Broadcast International

4.5.2.

No Breach. The execution, delivery and performance hereof and of the Key Documents, or any of them, does not, and Broadcast’s performance thereunder will not: (a) violate, conflict with, or result in a breach of any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or governmental or regulatory authority (domestic or foreign) or any applicable constitution, law, ordinance, rule or regulation; or (b) violate, conflict with, result in a breach of or constitute a default (or an event that would, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration or cancellation of any material mortgage, credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, including the Key Documents, to which Broadcast is a party or by which any of its assets is bound.

4.5.3.

No Litigation or Insolvency. Broadcast is not a party to any pending or threatened litigation, arbitration, investigation or proceeding that materially and adversely affects the Collateral, its business operations, financial condition or ability to enter into this Agreement any of the documents contemplated hereby or any Key Documents or perform its obligations hereunder or under the Key Documents. Broadcast is not insolvent as of the date of this Agreement, and Broadcast has not filed, or had filed against it, any bankruptcy petitions or actions seeking a receivership.  Broadcast is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and the other Key Documents to which it is a party, and no such action or proceeding is pending against Seller which questions the validity or enforceability of this Agreement, any of the documents contemplated hereby or the Key Documents.

4.5.4.

Place of Business. For purposes of the Uniform Commercial Code, Broadcast is a registered organization under Utah law, and Broadcast’s place of business (or Broadcast’s chief executive office, if Broadcast has more than one place of business) is located in the state of Utah.

4.5.5.

No Defaults or Claims under BANA Agreements. Broadcast is not in default under any of the Key Documents.. Broadcast is not subject to any defenses, claims, counterclaims or setoffs arising out of dealings with BANA prior to the date of this Agreement, and there are no setoffs, counterclaims, or defenses on the part of BANA to pay any amounts due under any agreements with Broadcast.

4.5.6.

Taxes. Broadcast has paid all taxes and assessments that are due in connection with the Collateral and the operation of Broadcast’s business, including, without limitation, federal, state and local income and withholding taxes, sales and use taxes, personal property taxes and other taxes; there are no federal, state, local or other tax liens that encumber the Collateral or that materially and adversely affect Broadcast or Broadcast’s business operations; and no event has occurred or failed to occur that would entitle the liens to be filed.

4.5.7.

Ownership. Broadcast holds good and marketable title to the Equipment (immediately prior to its sale of the Equipment to ACC for purposes of the Equipment Lease) and the Collateral free and clear of all liens, encumbrances and security interests, except for the Security Interest and security interests in favor of other lenders that will be terminated partially on or before the Closing Date pursuant to section 4.2. ACC will have, upon the giving of value and the filing of financing statements against Broadcast, a duly perfected first priority security interest in all of the Collateral. The Key Documents are legal, valid and binding and are enforceable in accordance with their terms, are genuine and complies with all applicable laws, and all persons appearing to be obligated on the Key Documents have authority and capacity to contract and are in fact obligated as they appear to be on the Key Documents.

Security Agreement and Assignment

ACC Capital--Broadcast International

4.5.8.

Payments and Advances.  The BANA Payments due under the SOW are sufficient to satisfy the Monthly Lease Payments due ACC.  There is no payment under the SOW that is now past due, nor have there been any payments made in advance under the SOW, and to the best of Broadcast’s knowledge, BANA is not in default under any of its obligations under the SOW.

4.6.

Documents. Broadcast shall promptly execute and deliver any and all papers or documents consistent herewith that ACC might request from time to time in order to perfect or continue the Security Interest in the Collateral, or to carry out the purposes hereof, or to facilitate the collection of monies due or to become due from BANA to Broadcast under the SOW.

Article 5
Assignment of Agreement

5.1.

Assignment by Broadcast. Broadcast shall not assign its rights or delegate its duties under the Key Documents without the prior written consent of ACC. No permitted assignment shall relieve Broadcast of any of its Obligations under the Key Documents.

5.2.

Assignment by ACC. ACC may assign all or part of its interest in the Key Documents either outright, or as collateral security for loans, to an Assignee. If ACC so assigns its rights to an Assignee, then all of ACC's rights under the Key Documents shall automatically be included as part of such assignment, whether or not such rights are named, unless ACC expressly excludes one or more such rights. In connection with any such assignment:

5.2.1.

Payments. Upon receipt of notice of an assignment and instructions from ACC, Broadcast shall make the Equipment Lease Payments due and perform its other Obligations under this Agreement to Assignee or to another party designated by Assignee.

5.2.2.

Estoppel Certificate. Broadcast shall execute and deliver to Assignee an estoppel certificate that: (a) acknowledges the assignment; (b) confirms that the Key Documents are in full force and effect; (c) confirms the amount of the Equipment Lease Payments and the BANA Payments; (d) confirms that there are no defenses to payment under the Equipment Lease and this Agreement; and (e) contains other affirmations that are reasonably requested by Assignee.

5.2.3.

Absolute Obligations. IN ALL INSTANCES: (A) BROADCAST'S OBLIGATIONS TO ASSIGNEE SHALL BE ABSOLUTE AND UNCONDITIONAL; AND (B) BROADCAST WILL NOT ASSERT AGAINST ASSIGNEE ANY CLAIM, OFFSET, DEFENSE OR COUNTERCLAIM THAT BROADCAST MIGHT HAVE AGAINST ACC. Assignee shall have all of the rights but none of the obligations of ACC under this Agreement. Notwithstanding any assignment by ACC, Assignee shall not be deemed to have assumed or to be obligated to perform any of the obligations of ACC.

Article 6
Remedies and Enforcement

6.1.

ACC’s Care of Collateral. ACC shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain the Security Interest.

6.2.

Advances. If Broadcast fails to make any payment or perform any Obligation that is required by this Agreement or that ACC reasonably deems advisable to preserve the Collateral or the

Security Agreement and Assignment

ACC Capital--Broadcast International

priority or perfection of the Security Interest, then ACC may, but shall not be obligated to, advance funds to accomplish the payment or performance. These advances shall be part of the Obligations secured by this Agreement and shall be immediately payable with interest thereon at the rate of 12% per annum.

6.3 .

Events of Default. The occurrence and continuance of any one or more of the following events (each an “ Event of Default”) shall constitute a default under this Agreement:

6.3.1.

Required Payments. Broadcast fails to make any Equipment Lease Payment when the same becomes due and the failure continues uncured for ten days after written notice thereof is given to Broadcast.

6.3.2.

Collateral. Except as is expressly provided in this Agreement: (a) Broadcast attempts to, or does, remove, sell, assign, transfer or encumber all or part of the Collateral, or any interest under this Agreement; (b) this Agreement or the Security Interest ceases to be in full force and effect at any time or for any reason; or (c) all or part of the Collateral is subject to any levy, seizure, attachment, assignment or execution.

6.3.3.

Other Obligations. Broadcast fails to observe or perform any of the other obligations required to be observed or performed by Broadcast under any of the Key Documents and the failure continues uncured for ten days after written notice thereof is given to Broadcast.

6.3.4.

Representations. Broadcast’s representations and warranties made in the Equipment Lease or this Agreement or in connection herewith shall be false or misleading in any material respect.

6.3.5.

Broadcast’s Insolvency or Liquidation. Broadcast ceases doing business as a going concern, makes an assignment for the benefit of creditors, is insolvent, admits in writing its inability to pay its financial obligations as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if Broadcast, its board of directors or its shareholders take any action to dissolve or liquidate Broadcast.

6.3.6.

Actions against Broadcast. Within 30 days after the commencement of any proceedings against Broadcast seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceedings are not dismissed, or if within 30 days after the appointment without Broadcast’s consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, the appointment is not vacated; or commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Broadcast against any of the Collateral.

6.3.7.

BANA Agreements. A default occurs under the SOW or the Master Agreement, whether by Broadcast or BANA and the default is not cured within any applicable grace period described in such agreements.

6.3.8.

Insolvency or Liquidation of BANA. BANA ceases doing business as a going concern, makes an assignment for the benefit of creditors, is insolvent, admits in writing its inability to

Security Agreement and Assignment

ACC Capital--Broadcast International

pay its financial obligations as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if BANA, its board of directors or its shareholders take any action to dissolve or liquidate BANA.

6.3.9

Actions against BANA. Within 30 days after the commencement of any proceedings against BANA seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceedings are not dismissed, or if within 30 days after the appointment without BANA’s consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, the appointment is not vacated; or commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of BANA against any significant portion of such entity’s assets.

6.4.

Remedies. Time is the essence of this Agreement. Upon the occurrence of an Event of Default and at any time thereafter while the default remains uncured, ACC shall have the option, without notice or demand, to declare all of the Obligations immediately due and payable, together with interest thereon at the rate set forth in section 6.2 hereof, on any portion thereof overdue. Whether or not it exercises that right of acceleration, ACC shall have the following remedies (all rights and remedies that are provided for in this Agreement or that are afforded by law or equity are distinct and cumulative and may be exercised concurrently, independently or successively):

6.4.1.

SOW. ACC may exercise all of Broadcast’s rights under the SOW, either in Broadcast’s name or in ACC’s name, including, without limitation, the enforcement of the SOW Assignment Section and the exercise of any remedies available against BANA.

6.4.2.

Collect Revenues. ACC may collect all revenues from the Collateral, including, without limitation, all of the BANA Payments, either itself or through a receiver. ACC may notify BANA to make all BANA Payments directly to ACC.

6.4.3.

General Lender Rights. ACC shall be entitled to exercise any and all rights and remedies that are available either: (a) to a secured party under the Uniform Commercial Code of any applicable state; or (b) to a lender under any other applicable law.

6.4.4.

Sale of Collateral. ACC may sell, lease or otherwise dispose of any or all of the Collateral, at a public or private sale. After deducting all expenses (regardless of the particular nature thereof) that are incurred by ACC in so doing, including reasonable attorneys’ fees (all of such expenses being part of the Obligations), ACC shall apply the sums realized to pay (or to hold as a reserve against) the Obligations (whether or not then due). ACC may give any notice that is required by law to be given to Broadcast by giving the notice in the method described in section 7.1 at least five days before any event or sale is to take place.

6.5.

Indemnification. Broadcast shall indemnify ACC, its successors and assigns and protect, defend and hold harmless it and them from and against any and all loss, costs, damage, injury or expense, including, without limitation, reasonable attorneys’ fees, wheresoever and howsoever arising that ACC or its successors and assigns incur: (a) by reason of any breach by Broadcast of any of the material representations and/or warranties by, or obligations of, Broadcast set forth herein or in the Key Documents, and (b) by reason of either: (i) any failure to make payments owing in accordance with the

Security Agreement and Assignment

ACC Capital--Broadcast International

terms of the Key Documents, or (ii) any termination of a Key Document, when such failure or termination has been caused by the acts or omissions of Broadcast in breach of such Key Documents. If any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against ACC, then ACC shall notify Broadcast promptly after the receipt of notice by ACC that such claim has been made or that such action has been commenced. Broadcast shall be entitled to maintain the sole defense of such claim or action, by counsel of its own choosing, but reasonably satisfactory to ACC; however, ACC may, at its own expense, join in such defense if ACC so chooses. If Broadcast shall maintain the sole defense of such claim or action, then the same shall not be settled without ACC’s prior written consent, which consent shall not be unreasonably withheld.

Article 7
General Provisions

7.1.

Notices. All notices, writings, information, documents or other communications that are required or permitted to be given hereunder: (a) shall be in writing; (b) shall be deemed to be given and received either: (i) on the date of delivery, if personally delivered; (ii) on the third business day following mailing, if delivered by certified mail, return receipt requested; (iii) on the next business day, if marked for next business day delivery and delivered by guaranteed overnight express courier or delivery service, such as Federal Express, which provides for evidence of receipt at the office of the intended addressee; or (iv) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of the date of the attempted delivery or refusal to accept delivery, the date of the postmark on the return receipt, or the date of receipt of notice of refusal or notice of non-delivery by the sending person; and (c) shall be addressed to the applicable party at the address that is indicated below for the party or as to each party at such other address that may be designated by the party in a written notice to the other party:

To ACC:

ACC Capital Corporation

7109 South High Tech Drive, Suite B

Midvale, UT 84047

Telephone: (801) 233-2399

Telecopier: (801) 233-2391

Attention: Loni L. Lowder

With a copy to:

Hitachi Capital America Corp.

800 Connecticut Avenue

Norwalk, CT  06854

To Broadcast:

Broadcast International, Inc.

7050 Union Park Avenue, Suite 650

Midvale, UT 84047

Telephone: (801) 562-2252

Telecopier: (801) 562-1773

Attention: Rodney M. Tiede

7.2.

Miscellaneous. The following provisions are also an integral part of this Agreement: This Agreement shall bind and benefit the parties' respective successors. Captions are for reference only and are not a part hereof. This Agreement may be signed in counterparts. A faxed or scanned and electronically transmitted facsimile of a signature-bearing page will be conclusive evidence of execution and delivery. The Agreement’s provisions are severable. No waiver will be construed as a continuing

Security Agreement and Assignment

ACC Capital--Broadcast International

waiver or consent to a later breach. Rights and remedies are cumulative. This Agreement is the parties' full and final agreement and may not be modified except in writing signed by all parties. This Agreement will be interpreted according to substantive Utah law. The District Court of Salt Lake County, Utah will have exclusive jurisdiction and venue of any dispute or enforcement proceeding concerning this Agreement. The non-breaching party in any enforcement proceeding will be entitled to an award of all expenses, including reasonable attorney fees, incurred in obtaining redress. Each party has been afforded the opportunity to review this Agreement with its own counsel. Any exhibit attached hereto is incorporated herein by reference. Upon reasonable request, the parties will take such further actions as are reasonably necessary to fulfill the intent of this Agreement. No third-party beneficiary rights are intended except as expressly set forth herein. Each individual signing this Agreement in a representative capacity warrants his/her authority to bind the party. THE PARTIES UNCONDITIONALLY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY MATTER RELATING TO THIS AGREEMENT. The recitals to this Agreement are incorporated herein by reference and made contractual in nature. All representations, warranties, covenants and agreements shall survive the Closing Date and shall remain in full force regardless of any investigation made by or on behalf of the party for whose benefit such items are made. Nothing in this Agreement shall create a partnership or agency relationship between the parties.

ACC CAPITAL CORPORATION, a Utah corporation By: /s/ Loni L. Lowder LONI L. LOWDER President	BROADCAST INTERNATIONAL, INC. a Utah corporation By: /s/ Rodney M. Tiede Printed name :__Rodney M. Tiede_______ Title: President /CEO________________________________

Security Agreement and Assignment

ACC Capital--Broadcast International